Exhibit 2.25

VIDEOTRON LTD. / VIDÉOTRON LTÉE

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 22, 2010

Computershare Trust Company of Canada,

Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of December 22, 2010 (this “Second Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a company continued under the laws of the Province of Québec (the “Company”), Videotron G.P. / Vidéotron s.e.n.c., a general partnership under the laws of the Province of Québec (“VGP”), 9230-7677 Québec inc., a company incorporated under the laws of the Province of Québec (“9230-7677”), Videotron L.P. / Vidéotron s.e.c, a limited partnership under the laws of the Province of Québec the sole general partner of which is 9230-7677 (“VLP”, and VLP, VGP and 9230-7677 each an “Additional Subsidiary Guarantor” and, collectively, the “Additional Subsidiary Guarantors”) and Computershare Trust Company of Canada, as trustee (the “Trustee”), to the Indenture, dated as of January 13, 2010 (as supplemented by the supplemental indenture dated as of September 29, 2010 (the “First Supplemental Indenture”), by and among the Company, the person listed as an additional subsidiary guarantor on the signature page to the First Supplemental Indenture (the “First Additional Subsidiary Guarantor”) and the Trustee, the “Indenture”), by and among the Company, each person listed as a guarantor on the signature pages to the Indenture (collectively referred to as the “Original Subsidiary Guarantors”) and the Trustee.

WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company’s 7 1/8% Senior Notes due January 15, 2020 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, pursuant to the First Supplemental Indenture, the First Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing Subsidiary Guarantees by the Additional Subsidiary Guarantors in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(5) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Second Supplemental Indenture a valid agreement of the Company, the Additional Subsidiary Guarantors and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Second Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. Each of the Additional Subsidiary Guarantors hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Second Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.

6. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Second Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Second Supplemental Indenture shall be governed and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. The parties hereby acknowledge that they have expressly required this Second Supplemental Indenture be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente convention soit rédigé en anglais seulement.

8. This Second Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Second Supplemental Indenture.

9. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

VIDÉOTRON LTÉE

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

ADDITIONAL SUBSIDIARY GUARANTORS:

VIDEOTRON G.P. / VIDÉOTRON S.E.N.C.

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

VIDEOTRON L.P. / VIDÉOTRON S.E.C.,

by its general partner

9230-7677 QUÉBEC INC.

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

9230-7677 QUÉBEC INC.

By:	/s/ Chloe Poirier	By:	/s/ Christian Marcoux
	Name : Chloe Poirier		Name : Christian Marcoux
	Title : Treasurer		Title : Assistant Secretary

[SIGNATURE PAGES CONTINUE NEXT PAGE]

Second Supplemental Indenture to 2010 Indenture

TRUSTEE:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

/s/ Sophie Brault
Name: Sophie Brault Title: Corporate Trust Officer

By:

/s/ Pierre Lavoie
Name: Pierre Lavoie Title: Associate Trust Officer

Second Supplemental Indenture to 2010 Indenture